UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Delaware	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 400, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In conjunction with the fiscal 2019 annual meeting of stockholders held on November 15, 2018 (the “Annual Meeting”) of LifeVantage Corporation (the “Company”), the Company’s stockholders approved an amendment to the 2017 Long-Term Incentive Plan (the “Plan”) to (i) increase the number of shares of the Company’s common stock available for issuance under the Plan by 715,000 shares, and (ii) make certain other changes, as described in the Company’s proxy statement for the Annual Meeting and other soliciting materials filed with the Securities and Exchange Commission, (the “Amended Plan”).

Additionally, in conjunction with the Annual Meeting, the Company’s stockholders approved the adoption of the 2019 Employee Stock Purchase Plan (the “ESPP”), which provides the Company’s employees with an opportunity through payroll deductions to purchase shares of the Company’s common stock. The stockholders approved the reserve of 400,000 shares of common stock for issuance under the ESPP.
The foregoing summaries of the Amended Plan and ESPP are not complete and are qualified in their entirety by reference to the full text of the Amended Plan and ESPP, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held the Annual Meeting on November 15, 2018. Of the 14,106,290 shares of the Company’s common stock outstanding as of the record date, 11,565,312 shares, 81.98% were represented at the Annual Meeting either in person or by proxy. The following proposals were submitted to a vote of the Company’s stockholders at the Annual Meeting:

1.
To elect the following six director nominees to the Company’s board of directors to hold office until the Company’s fiscal 2020 annual meeting of shareholders or until their respective successors are elected and qualified:

Mr. Darren Jensen	Mr. Vinayak R. Hegde
Mr. Michael A. Beindorff	Mr. Darwin K. Lewis
Mr. Raymond B. Greer	Mr. Garry Mauro

2.	To approve, on an advisory basis, a resolution approving the compensation of the Company’s named executive officers;

3.	To approve, on an advisory basis, a resolution approving the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers;

4.	To approve the Company’s 2019 Employee Stock Purchase Plan;

5.	To approve an amendment to the 2017 Long-Term Incentive Plan; and

6.	To ratify the selection of WSRP, LLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2019.
The proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2018.
The final voting results of each proposal were as follows:
Proposal 1 - Election of Directors: The Company’s stockholders elected each of the six director nominees listed above to the Company’s board of directors to serve until the Company’s fiscal 2020 annual meeting of stockholders or until their respective successors are elected and qualified. Votes cast were as follows:

	For	Withhold	Broker Non-Votes
Mr. Darren Jensen	4,791,938	14,415	6,758,959
Mr. Michael A. Beindorff	4,786,752	19,601	6,758,959
Mr. Raymond B. Greer	4,727,467	78,886	6,758,959
Mr. Vinayak R. Hegde	4,723,620	82,733	6,758,959
Mr. Darwin K. Lewis	4,724,908	81,445	6,758,959
Mr. Garry Mauro	4,566,098	240,255	6,758,959

Proposal 2 - Approval of Compensation of the Company’s Named Executive Officers. The Company’s stockholders approved, on an advisory and non-binding basis, the compensation of the Company’s named executive officers. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
4,650,176	123,489	32,688	6,758,959
Proposal 3 - Approval of Frequency of Future Stockholder Advisory Votes on the Compensation of the Company’s Named Executive Officers. The Company’s stockholders approved, on an advisory and non-binding basis, a frequency of one year for future advisory votes for the compensation of the Company’s named executive officers. Votes cast were as follows:

1 Year	2 Year	3 Year	Abstain
2,797,089	86,034	1,907,499	15,731
Proposal 4 - Approval of 2019 Employee Stock Purchase Plan: The Company’s stockholders approved the adoption of the Company’s 2019 Employee Stock Purchase Plan. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
4,687,536	104,302	14,515	6,758,959
Proposal 5 - Amendment to the 2017 Long-Term Incentive Plan : The Company’s shareholders approved the amendment to the 2017 Long-Term Incentive Plan. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
4,561,704	216,503	28,146	6,758,959
Proposal 6 - Ratification of Selection of Independent Registered Public Accounting Firm: The Company’s shareholders ratified the selection of WSRP, LLC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019. Votes cast were as follows:

For	Against	Abstain
11,455,796	84,651	24,865

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	LifeVantage Corporation 2017 Long-Term Incentive Plan, as amended.
10.2	LifeVantage Corporation 2019 Employee Stock Purchase Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 19, 2018	LIFEVANTAGE CORPORATION By: /s/ Steven R. Fife Name: Steven R. Fife Title: Chief Financial Officer